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                                                                    Exhibit a(i)
                                CIGNA FUNDS GROUP

                                 AMENDMENT NO. 1
                                       TO
               SECOND AMENDED AND RESTATED MASTER TRUST AGREEMENT

         AMENDMENT NO. 1 to Second Amended and Restated Master Trust Agreement of CIGNA Funds Group dated July 28, 1998 (the "Master Trust Agreement"), made this 29th day of October, 1999 by the Trustees hereunder.

                               W I T N E S S E T H

         WHEREAS, the Trustees have the authority, under Article IV, Section 4.1 of the Master Trust Agreement, to establish and designate separate and distinct Sub-Trusts of the Trust:

         WHEREAS, the Trustees desire to redesignate its established Sub-Trusts known as CIGNA Money Market Fund and CIGNA S&P 500 Index Fund and designate same as Money Market Fund and Large Company Stock Index Fund, respectively; and

         WHEREAS, the Trustees desire to establish and designate new sub-trusts, namely: Balanced Fund, Core Plus Fixed Income Fund, Emerging Markets Debt Fund, High Grade Fixed Income Fund, Foreign Stock Fund, Large Company Stock Growth Fund, Large Company Stock Value Fund, Small Company Stock Growth Fund, Small Company Stock Value Fund and Ultra Core Plus Fixed Income Fund.

         NOW, THEREFORE, the Trustees hereby delete the initial paragraph of
Article IV, Section 4.2 of the Master Trust Agreement and replace it with the following:

                  "Section 4.2 ESTABLISHMENT AND DESIGNATION OF
         SUB-TRUSTS. Without limiting the authority of the Trustees set forth in
         Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby acknowledge the continued existence of the following Sub-Trusts heretofore established and designated: CIGNA Income Fund, CIGNA Developed Markets Stock Fund, CIGNA Emerging Markets Stock Fund, CIGNA Global Bond Fund, CIGNA Government Obligations Cash Fund, CIGNA Government Securities Fund, CIGNA High Yield Fund and CIGNA Treasury Obligations Cash Fund; the Trustees hereby redesignate the established Sub-Trusts known as CIGNA Money Market Fund and CIGNA S&P 500 Index Fund as Money Market Fund and Large Company Stock Index Fund, respectively; and establish and designate ten additional Sub-Trusts:
         Balanced Fund, Core Plus Fixed Income Fund, Emerging Markets Debt Fund, High Grade Fixed Income Fund, Foreign Stock Fund, Large Company Stock Growth Fund, Large Company Stock Value Fund, Small Company Stock Growth Fund, Small Company Stock Value Fund and Ultra Core Plus Fixed Income Fund, and the Shares of each such Sub-Trust and any Shares of any further Sub-Trusts that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust at the time of establishing and designating the same) have the following relative rights and preferences:"

The undersigned hereby certify that the amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals in the City of Springfield, Commonwealth of Massachusetts, for themselves and their assigns, to this Amendment No. 1 to the Second Amended and Restated Master Trust Agreement, as of the day and year first above written.



150 Theodore Fremd
Apt. A-11                                 /s/ Hugh R. Beath
Rye, NY 10580                            _______________________________________
                                                     Hugh R. Beath
                                   [CIGNA FUNDS GROUP SEAL GRAPHIC APPEARS HERE]

Senior Managing Director
CIGNA Investments, Inc.
S-115
900 Cottage Grove Road                    /s/ Richard H. Forde
Hartford, CT 06152-2115                  _______________________________________
                                         Richard H. Forde


Vice President and Treasurer
Kaman Corporation
1332 Blue Hills Avenue                    /s/ Russell H. Jones
Bloomfield, CT 06002                     _______________________________________
                                         Russell H. Jones

President
CIGNA Investments, Inc.
S-211
900 Cottage Grove Road                    /s/ Thomas C. Jones
Hartford, CT 06152-2211                  _______________________________________
                                         Thomas C. Jones

Senior Executive Vice President and
   Chief Financial Officer
Friendly Ice Cream Corporation
1855 Boston Road                          /s/ Paul J. McDonald
Wilbraham, MA 01095                      _______________________________________
                                         Paul J. McDonald


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THE COMMONWEALTH OF MASSACHUSETTS
HAMPDEN COUNTY, City of Springfield


         Then personally appeared the within-named Hugh R. Beath, Richard H. Forde, Russell H. Jones, Thomas C. Jones and Paul J. McDonald who acknowledged the execution of the foregoing instrument to be their free act and deed, before me, this 29th day of October, 1999.


                             /s/ Geoffrey R.T. Kenyon
                           _____________________________________________________
                                            Notary Public

                           [Notarial Seal Graphic Appears Here]

                                                  GEOFFREY R.T. KENYON,
                                                      NOTARY PUBLIC
                                                  MY COMMISSION EXPIRES
                                                     APRIL 14, 2000
                            My commission expires:______________________________